EMPLOYMENT AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into on November 26, 2013, between MCIG INC., hereinafter referred to as “The Company” or "Employer", and Mark James Linkhorst, hereinafter referred to as "Employee".

RECITALS

WHEREAS, the Employer desires to obtain the services of Chief Operating Officer on its own behalf and on behalf of all future Affiliated Companies (defined as any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with the Company); and

WHEREAS, the Employee desires to accept employment with Employer as the Chief Operating Officer (COO), on the terms and conditions set forth herein.

THEREFORE, in consideration of the mutual promises, terms and conditions set forth herein, and at the performance of each, the parties hereto agree to be legally bound as follows:

1.

Term. The Company agrees to employ Employee, and Employee accepts such employment on November 26, 2013 and terminates on November 26, 2015 (the “Term”). At the end of the Initial Term, this Agreement shall automatically renew for additional one (1) year terms, on substantially the same terms and provisions as contained herein, unless the Company provides Employee with written notice of its intent to terminate this Agreement at the will of the Board of Directors (the "Board"), or at the will of the Chief Executive Officer (the "CEO") of the Company within 30 days prior to termination. The period from the commencement of the term of this Agreement to the date of its termination, after giving effect to any renewal, shall be considered the "Employment Period" hereunder.

2.

Duties. During the Employment Period, Employee shall serve as a Chief Operating Officer of the Company and shall have the duties, responsibilities and authority consistent with such position as are assigned to him by the Board or the Chief Executive Officer. The Chief Operating Officer's duties include the development of marketing plans and strategies, new technologies, finding new customers and investors, investor relations, company’s website maintenance, and any issues related with marketing.

3.

Compensation. During the Term, COO shall be compensated for the Services as follows:

(i)

The Company shall pay Chief Operating Officer One Million shares of common stock per first year.

(ii)

Bonus. Employee shall be entitled to receive a bonus pursuant to the terms of the Company's executive bonus plan then in effect, which plan may be amended from time to time by the Board or the Executive Officers in their sole and absolute discretion.

(iii)       Expenses. The Company shall reimburse Employee for all reasonable out-of-pocket expenses actually incurred by Employee and accounted for and evidenced in accordance with the standard policies, practices or procedures regarding expense reimbursement that the Company may establish from time to time. In addition to the foregoing, employer will reimburse employee for any and all necessary, customary, and usual expenses incurred by him while traveling for and on behalf of the employer pursuant to employer's directions.

1.

Termination. At any time, either party may terminate, without liability, the Employment Period for any reason.  Employee shall provide the Company with 30 days prior written notice of such Employee's intent to terminate this Agreement.

5.  Employee's loyalty to employer's interests. Employee shall devote all of his time, attention, knowledge, and skill solely and exclusively to the business and interests of employer, and employer shall be entitled to all benefits, emoluments, profits, or other issues arising from or incident to any and all work, services, and advice of employee. Employee expressly agrees that during the term hereof he will not be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, employee, or in any other form or capacity, in any other business similar to employer's business or any allied trade, except that nothing herein contained shall be deemed to prevent or limit the right of employee to invest any of his surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained by deemed to prevent employee from investing or limit employee's right to invest his surplus funds in real estate.

6.    Confidential Information. Employee acknowledges that the information, observations and data obtained by or available to Employee during the course of employment with the Company concerning the business and affairs of the Company are and will be the property of the Company. Therefore, Employee agrees, during the Employment Period and following the termination of Employee's employment for any reason whatsoever, not to disclose or induce or assist in the use or disclosure, to any person or entity, or use for the account of any person or entity other than the Company, any such information, observations or data including, without limitation, any business secrets or methods, processes, professional techniques, marketing plans, strategies, and revenue information all of which are of great value to the Company. In the event Employee's employment with the Company is terminated for any reason whatsoever, Employee will promptly return and surrender to the Company any and all Confidential Information made available to Employee by the Company or otherwise in the possession of Employee in the course of employment with the Company.

7.      Option to terminate on permanent disability of employee

(i)

Notwithstanding anything in this Contract to the contrary, employer is hereby given the option to terminate this Agreement in the event that during the term hereof employee shall become permanently disabled, as the term "permanently disabled" is hereinafter fixed and defined.

(ii)

Such option shall be exercised by employer giving notice to employee by registered mail, addressed to him in care of employer at the above stated address, or at such other address as employee shall designate in writing, of its intention to terminate this Agreement on the last day of the month during which such notice is mailed. On the giving of such notice this Agreement and the term hereof shall cease and come to an end on the last day of the month in which the notice is mailed, with the same force and effect as if such last day of the month were the date originally set forth as the termination date.

(iii)

For purposes of this Contract, employee shall be deemed to have become permanently disabled if, during any year of the term hereof, because of ill health, physical or mental disability, or for other causes beyond his control, he shall have been continuously unable or unwilling or have failed to perform his duties hereunder for thirty consecutive days, or if, during any year of the term hereof, he shall have been unable or unwilling or have failed to perform his duties for a total period of thirty days, whether consecutive or not.

(iv)

For the purposes hereof, the term "any year of the term hereof" is defined to mean any period of

36 calendar months commencing on the first day of November 26, 2013 and terminating on the last day of November 26, 2016 of the following year during the term hereof.

8.

Discontinuance of business as termination of employment. Anything herein contained to the contrary notwithstanding, in the event that employer shall discontinue operations at the premises mentioned above, then this Agreement shall cease and terminate as of the last day of the month in which operations cease with the same force and effect as if such last day of the month were originally set forth as the termination date hereof.

9.

Employee's commitments binding on employer only on written consent. Employee shall not have the right to make any contracts or other commitments for or on behalf of employer within the written consent of Employer.

10.

Contract terms to be exclusive. This written Agreement contains the sole and entire Agreement between the parties, and supersedes any and all other Contracts between them. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof except such representations as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into the Agreement. The parties further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

11.

Waiver or modification ineffective unless in writing. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Contract, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

12.

Governing Law. This Agreement and performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of  U.S.A.

13.

Ability to Enter Into Agreement. Each party represents and warrants to the other party that this Agreement has been duly authorized, executed and delivered and that the performance of its obligations under this Agreement does not conflict with any order, law, rule or regulation or any agreement or understanding by which such party is bound.

14.

Entire Agreement.  This Agreement is supersedes all prior employment or other agreements, negotiations and understandings of any kind with respect to the subject matter of this Agreement and contains all of the terms and provisions of this Agreement between the parties hereto with respect to such subject matter. Any representation, promise or condition. Whether written or oral, not specifically incorporated herein, shall have no binding effect upon the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

  MCIG, INC.

   By:   /s/  Paul Rosenberg

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   Name: Paul Rosenberg

   Title: President&CEO

   /s/ Mark Linkhorst

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   Name: Mark James Linkhorst